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                                                              EXHIBIT 23.2

  Rosen Consulting Group consents to all references to our firm in the registration statement of Alexandria Real Estate Equities, Inc. on Form S-11 (File No. 333-23545) (the "Registration Statement"), including under the caption "Experts," and to the incorporation by reference therein of our report dated May 1, 1997, entitled Scientific Research Facilities Market Analysis:
San Diego, San Francisco Bay Area, Seattle, and Suburban Washington, D.C. (the "Report"). Rosen Consulting Group agrees that each of PaineWebber Incorporated, Lehman Brothers Inc., Smith Barney Inc. and EVEREN Securities, Inc. (as representatives of the several underwriters) may rely upon the Report as if it were prepared for them in the first instance.

May 5, 1997                               Rosen Consulting Group

                                          By:    /s/ Kenneth T. Rosen
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                                                   Kenneth T. Rosen